UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15310 Barranca Parkway, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 797-2900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ADVWW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, the board of directors (the “Board”) of Advantage Solutions Inc. (the “Company”) appointed Jody L. Macedonio, effective as of May 24, 2023, to fill a vacancy on the Board, as a Class II director and to serve until the Company’s 2025 annual meeting of stockholders or her earlier death, resignation or removal. Ms. Macedonio will serve as a member of the Company’s Audit Committee.

Ms. Macedonio will receive compensation in accordance with the Company’s standard non-employee director compensation package, which is more fully described under the caption “Director Compensation” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2023, as may be adjusted by the Board from time to time.

Ms. Macedonio is a senior financial executive with more than 25 years experience in the consumer packaged goods (“CPG”) industry, including positions with Nestle, Frito Lay and Henkel. Ms. Macedonio is currently the Chief Financial Officer of Meati, a maker of animal-free meat alternatives, and has served in such role since August 2022. From December 2020 until June 2022, Ms. Macedonio was the Chief Financial Officer of Chobani, a food and beverage company. She was previously the Executive Vice President and Chief Financial Officer of 8th Avenue Food & Provision, a private label company from August 2020 to December 2020, and of Dean Foods from February 2018 to October 2019. She served in various roles at Henkel AG and its subsidiary, Sun Products, from 2012 to 2018, including as Senior Vice President Finance, Laundry & Beauty Divisions. She currently serves on the board of directors of Nutrabolt, a private CPG beverage company. Ms. Macedonio received a Bachelor of Science degree from Colorado State University, and a Masters in Business Administration from the University of Colorado.

There are no arrangements or understandings between Ms. Macedonio and any other persons pursuant to which she was appointed to the Board, and there are no family relationships between Ms. Macedonio and any director or executive officer of the Company. Ms. Macedonio has not engaged in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K, including any since the beginning of the Company’s last fiscal year or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Macedonio had or will have a direct or indirect material interest.

Item 7.01 – Regulation FD Disclosure

On May 24, 2023, the Company issued a press release announcing the appointment of Ms. Macedonio as a director on the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Advantage Solutions Inc., dated May 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 24, 2023		ADVANTAGE SOLUTIONS INC.

		By:	/s/ Christopher Growe
Christopher Growe Chief Financial Officer